Exhibit 99.2

Futurewave Acquisition Corporation Announces Closing of Initial Public Offering

Your publication date and time will appear here.	Source: Futurewave Acquisition Corporation

NEW YORK, June 26, 2026 (GLOBE NEWSWIRE) – Acquisition Corp (Nasdaq: FWACU, the “Company”) announced today that it closed its initial public offering (“IPO”) of 8,625,000 units at an offering price of $10.00 per unit, including the 1,125,000 units issued pursuant to the full exercise by the underwriters of their over-allotment option, resulting in aggregate gross proceeds of $86,250,000, before deducting underwriting discounts and estimated offering expenses.

Each unit consisting of one ordinary share, one right to receive one-fourth (1/4) of one ordinary share upon the consummation of the Company’s initial business combination, and one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one ordinary share at an exercise price of $11.50 per share, subject to adjustment. The units are listed on The Nasdaq Capital Market (“Nasdaq”) and began trading under the ticker symbol “FWACU” on June 25, 2026. Once the securities comprising the units begin separate trading, the ordinary shares, rights and warrants are expected to be listed on Nasdaq under the symbols “FWAC,” “FWACR,” and “FWACW,” respectively.

Polaris Advisory Partners, a division of Kingswood Capital Partners LLC, served as the sole book-running manager for the offering.

Celine and Partners, P.L.L.C. served as legal counsel to the Company. O’Melveny & Meyers LLP served as legal counsel to Polaris Advisory Partners LLC. Futurewave Capital Solutions Limited is the sponsor of the Company.

A registration statement on Form S-1 relating to the securities (File No. 333-295572) was previously filed with the Securities and Exchange Commission ("SEC") and was declared effective by the SEC on June 24, 2026. This offering was made only by means of a prospectus forming part of the effective registration statement. Copies of the prospectus may be obtained on the SEC’s website at http://www.sec.gov. Copies of the prospectus may be obtained, when available, by contacting Kingswood Capital Partners, LLC, 126 East 56th Street, Suite 22S, New York, NY 10022, or by calling 212-487-1080 or emailing Syndicate@kingswoodUS.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Futurewave Acquisition Corporation

The Company is a blank check company incorporated in the Cayman Islands as an exempted company with limited liability for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. While the Company intends to conduct a global search for potential targets without geographic limitations, its management team has experience investing in and building businesses across the Asia-Pacific region and possesses a strong understanding of the region’s business environment, regulatory landscape and culture. The Company will not pursue an initial business combination with any entity based in, or having the majority of its operations in, Greater China. The Company is led by Mr. Daniel M. McCabe, the Company’s Chairman, Chief Executive Officer and Chief Financial Officer.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the IPO and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the IPO filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Daniel M. McCabe

Chief Executive Officer

Futurewave Acquisition Corporation

(212) 612-1400